Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Vireo Growth Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Subordinate Voting Shares	457(o)	-	-	-	-	-
Fees to Be Paid	Equity	Multiple Voting Shares	457(o)
Fees to Be Paid	Other	Warrants	457(o)	-	-	-	-	-
Fees to Be Paid	Other	Units	457(o)	-	-	-	-	-
Fees to Be Paid	Other	Subscription Receipts	457(o)	-	-	-	-	-
Fees to Be Paid	Unallocated (Universal) Shelf	-	457(o)	$150,000,000	-	$150,000,000	0.00014760	$22,140
Total Offering Amounts						$150,000,000	0.00014760	$22,140
Total Fees Previously Paid						-	-	-
Total Fee Offsets						-	-	-
Net Fee Due						-	-	$22,140

(1)	There are being registered under this Registration Statement such indeterminate number of subordinate voting shares, multiple voting shares, subscription receipts, warrants and units of Vireo Growth Inc. (the “Registrant”), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed US$150,000,000. Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of subordinate voting shares, multiple voting shares, subscription receipts, warrants and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee amount pursuant to Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this Registration Statement will not exceed $150,000,000.

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